Exhibit 10.17

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$16,450,536	March 21, 2008

Finisar Corporation, a Delaware corporation (the “Company”), for value received, promises and agrees to pay to Parviz Tayebati (“Holder”) the principal sum of Sixteen Million Four Hundred Fifty Thousand Five Hundred and Thirty-six Dollars ($16,450,536), together with interest on the outstanding principal balance of this Amended and Restated Convertible Promissory Note (this “Note”) at the rate of twelve percent (12.0%) per annum. This Note is issued pursuant to that Purchase Agreement dated as of March 23, 2007 to which Company and Holder are parties (the “Purchase Agreement”). This Note amends, restates and replaces the Convertible Promissory Note ($15,592,926) dated as of March 26, 2007 made by the Company to Holder (the “Prior Note”). This Note is not intended to be and shall not be construed as a novation of the indebtedness evidenced by the Prior Note.

1.                                       Definitions. As used in this Note, the following terms shall have the definitions ascribed to them below:

1.1.          “Commission” means the United States Securities and Exchange Commission.

1.2.          “Common Stock” means the common stock, $0.001 par value, of the Company, and any securities into which such common stock may hereafter be classified.

1.3.          “Conversion Shares” means any shares of Common Stock issued upon the conversion, in whole or in part, of this Note.

1.4.          “Maturity Date” shall be September 22, 2008.

1.5.          “Securities Act” means the Securities Act of 1933, as amended.

1.6.          “Trading Day” means a day on which trading occurs on the NNM (or any successor thereto).

2.             Payments.

2.1.          Initial Payment. On March 26, 2008, the Company shall pay to the Holder cash in the amount of Four Million Five Hundred Thirty Three Thousand Six Hundred and Twelve Dollars ($4,533,612) (the “Initial Payment”).

2.2.          Second Payment. On June 20, 2008 (the “Second Payment Date”), the Company shall pay to the Holder an amount equal to Five Million Nine Fifty Eight Thousand Four Hundred and Sixty Two Dollars ($5,958,462), together with all accrued but unpaid interest on this Note through such date (the “Second Payment”). The Company may make the Second Payment in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, in the Company’s sole discretion; provided, however, that there must then be an effective Registration Statement filed by the Company with the Commission covering such shares of Common Stock; and provided further, that all accrued interest shall be paid in cash. The maximum number of shares of Common Stock which may be issued pursuant to the Second Payment shall not exceed Three Million Four Hundred Thousand (3,400,000) shares. Subject to the foregoing, in the event the Company elects to make all or a portion of the Second Payment in shares of Common Stock, the Holder shall be entitled to receive that number of shares of Common Stock equal to that portion of the Second Payment which is to be converted into shares of Common Stock divided by the average closing trading price per share of the Common Stock on the Nasdaq National Market (“NNM”) for the five (5) Trading Days ending two (2) days prior to the Second Payment Date.

2.3.          Final Payment. The remaining outstanding principal balance of and all accrued but unpaid interest on this Note shall be due and payable on the Maturity Date (the “Final Payment”). The Company may make the Final Payment in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, in the Company’s sole discretion; provided, however, that there must then be an effective Registration Statement filed by the Company with the Commission covering such shares of Common Stock; and provided further, that all accrued interest shall be paid in cash. The maximum number of shares of Common Stock which may be issued pursuant to the Final Payment shall not exceed Three Million Four Hundred Thousand (3,400,000) shares. Subject to the foregoing, in the event the Company elects to make all or a portion of the Final Payment in shares of Common Stock, the Holder shall be entitled to receive that number of shares of Common Stock equal to that portion of the Final Payment which is to be converted into shares of Common Stock divided by the average closing trading price per share of the Common Stock on the NNM for the five (5) Trading Days ending two (2) days prior to the Maturity Date.

2.4.          Prepayment. The Company shall have the right at any time and without premium or penalty to prepay this Note, in whole or in part, in cash on or prior to the Maturity Date.

2.5.          Interest. The Company shall pay interest to the Holder on the outstanding principal balance of this Note at the rate of twelve percent (12.0%) per annum, calculated on the basis of a 365-day year and shall accrue daily commencing on March 26, 2008.

2.6.          Currency. All payments shall be in lawful money of the United States of America.

2.7.          Issuance of Conversion Shares. The Company shall, at its election, either (1) cause a certificate or certificates representing the Conversion Shares to be issued in the name of Holder and delivered to the Holder by nationally recognized overnight delivery service within two (2) business days following any conversion of all or a portion of this Note, or (2) cause an electronic issuance of the Conversion Shares to the Holder by the DWAC (Deposit and Withdrawal At Custodian) service.

2.8.          Fractional Shares. No fractional shares shall be issued upon conversion of this Note and the value of any fractional shares issuable upon such conversion shall be paid by the Company to the Holder in cash.

2.9.          Satisfaction of Obligations. Upon payment of the entire principal amount of and accrued interest on this Note, whether in cash or in a combination of cash and Conversion Shares in accordance with the provisions of this Section 2, the Company shall be forever released from all obligations and liabilities hereunder.

3.             Default.

3.1.          Events of Default. The occurrence of either of the following events shall constitute an “Event of Default” hereunder:

(a)           any failure by the Company to pay any amount payable in cash hereunder, in accordance with the terms hereof, which default is not cured within ten (10) business days following written notice thereof from the Holder; or

(b)           any failure by the Company to issue any securities issuable hereunder, in accordance with the terms hereof.

3.2.          Remedies. During the continuance of an Event of Default, Holder shall have the right to (i) accelerate the payment of the Remaining Principal Balance hereunder, and (ii) enforce this Note by exercise of the rights and remedies granted to it by applicable law. The Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred or expended by the Holder in enforcing or collecting this Note as a result of an Event of Default or the protection or prescription of any rights of Holder hereunder. The Company hereby waives demand, notice, presentment, protest and notice of dishonor, diligence in collection and notice of intent to accelerate maturity.

3.3.          Waiver; Cumulative Remedies. No course of dealing or any delay or failure to exercise any right hereunder on the Holder’s part shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. No single or partial waiver by the Holder of any provision of this Note or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default, right or remedy on a future occasion. The Holder’s rights and remedies are cumulative and are in addition to all rights and remedies which the Holder may have in law or in equity or by statute or otherwise; provided, however, that the Holder acknowledges that the indemnification remedy provided in Section 9.4 of the Purchase Agreement shall not be available to the Holder as a right or remedy for the Company’s breach or default hereunder.

4.           Amendments. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Holder and then only to the extent set forth therein.

5.           Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby.

6.           Notices. Any notice or other communication required or desired to be given hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Holder:	Parviz Tayebati
2 Avery Street, 27E Boston, MA 02111

with copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center Boston, MA 02111 Telecopy (617) 542-2241
Attn: Stanley A. Twarog, Esq.

If to the Company:	Finisar Corporation
1389 Moffett Park Drive Sunnyvale, CA 94089
Attn: Chief Financial Officer

Telecopy:	(408) 541-4154

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) transmitted by facsimile transmission (and confirmed by a copy delivered in accordance with clauses (i), (ii) or (iii). Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

7.           Replacement. Upon the Company’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (i) in the case of any such loss theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or (ii) in the case of any such mutilation, upon surrender of this Note for cancellation, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note.

8.          Legal Fees. In the event of any legal action to enforce the rights of the Holder or the Company, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

9.          Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder, or by the Holder, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

10.        No Rights as Stockholder. This Note, as such, shall not entitle the Holder to any rights as a stockholder of the Company.

11.        Headings. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note.

12.        Governing Law. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

13.        Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns.

14.        Time. Time is of the essence hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.

FINISAR CORPORATION

By:	/s/ Jerry Rawls

Name:	Jerry Rawls

Title:	CEO

AGREED AND ACCEPTED:

/s/ Parviz Tayebati
PARVIZ TAYEBATI